Exhibit 23.3

Data & Consulting Services
Division of Schlumberger Technology Corporation
Two Robinson Plaza, Suite 200
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended 31 December 2009. We further consent to the use of information contained in our reports, as of 31 December 2009, 2008 and 2007, setting forth the estimates of revenues from the Company’s oil and gas reserves in such Annual Report on Form 10-K. We further consent to the incorporation by reference of such Annual Report on Form 10-K into Registration Statement No. 333-160046 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-161235, 333-116180 and 333-134430 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II

Charles M. Boyer II, PG, CPG, CCG
Advisor Unconventional Reservoirs
15 March 2010